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                                                                 EXHIBIT 10.10.2

                                AMENDMENT OF THE
                          PULITZER PUBLISHING COMPANY
                  SUPPLEMENTAL EXECUTIVE BENEFIT PENSION PLAN
                              DATED JUNE 23, 1992

     The Pulitzer Publishing Company Supplemental Executive Benefit Pension Plan (the "Plan") is hereby amended in the following respects:

     1. The first two sentences of part E of ARTICLE I of the Plan are amended in their entirety to read as follows:

     "Compensation" means, with respect to any calendar year, the annual amount of cash compensation paid by the Company to a Participant, including overtime, bonuses, commissions or similar payments. Compensation does not include any benefits earned under this Plan, any stock option compensation, any amount contributed by the Company for the benefit of the participant to any pension or profit-sharing plan or any benefit earned by the Participant under any such plan (including the federal Social Security program), any amount paid by the Company on behalf of the participant for life, accident, health or medical insurance or for any other so called "fringe benefits" or "welfare benefits," or any reimbursement (direct or indirect) of expenses, or any expense paid on behalf of the Participant.

     2. The following sentence is added at the end of part A of ARTICLE VII:

     Notwithstanding anything to the contrary contained herein, if the Company, acting upon the advice of counsel, determines that an individual's initial or continued participation in the Plan may or would cause the Plan not to qualify as a plan maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or if a determination to that effect is made by a court or governmental agency of competent jurisdiction, then, for purposes of applying the provisions hereof, the individual's participation in the Plan shall be rescinded as of the date it began or shall terminate as of such other date as the Company, acting in its sole discretion, shall determine to be necessary or appropriate in order to avoid the Plan's failure to so qualify.

                                          PULITZER PUBLISHING COMPANY

                                          By: /s/ RONALD H. RIDGWAY

                                            ------------------------------------

Dated: June 23, 1992